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                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Rubio's Restaurants, Inc. on Form S-8 of our report dated March 13, 2002, appearing in the Annual Report on Form 10-K of Rubio's Restaurants, Inc. for the year ended December 30, 2001.



/s/  Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


San Diego, California
April 17, 2002